AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

          THIS AGREEMENT is made as of the 24th day of June, 1997, by and among DETECTION SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 130 Perinton Parkway, Fairport, New York 14450 ("Detection"), RADIONICS, INC., a corporation formed under the laws of the State of California with offices at 1800 Abbott Street, Salinas, California 93901 ("Radionics"), and FLEET BANK, a bank and trust company formed under the laws of the State of New York with offices at One East Avenue, Rochester, New York 14638 ("Bank").

     This Agreement amends, restates, and replaces in its entirety the Credit Facility Agreement among the parties to this Agreement dated as of February 12, 1996 as amended and restated by the Amended and Restated Credit Facility Agreement dated May 31, 1996 as amended by Amended and Restated Credit Facility Agreement Amendment Number 1 and Amended and Restated Credit facility Agreement Amendment Number 2.


          The parties hereby agree as follows:


ARTICLE 1 - DEFINITIONS

          1.1 The following terms shall have the following meanings unless otherwise expressly stated herein:

          "Affiliate" shall mean any entity which directly or indirectly, or through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Borrower.

     "Agency" shall mean the County of Monroe Industrial Development Agency, a public benefit corporation formed under the laws of the State of New York.

     "Applicable Base Rate Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

     RATIO                           MARGIN (BASIS POINTS)
     5 to 1 or greater                     75.0
     4 to 1 or greater and
          less than 5 to 1                 50.0
     3 to 1 or greater and
          less than 4 to 1                 37.5
     2 to 1 or greater and
          less than 3 to 1                 12.5
     Less than 2 to 1                       0.0

The Applicable Base Rate Margin shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

     "Applicable LIBOR Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

     RATIO                           MARGIN (BASIS POINTS)
     5 to 1 or greater                         200.0
     4 to 1 or greater and
          less than 5 to 1                     175.0
     3 to 1 or greater and
          less than 4 to 1                     162.5
     2 to 1 or greater and
          less than 3 to 1                     125.0
     Less than 2 to 1                          112.5

The Applicable LIBOR Margin shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

          "Bank" shall mean Fleet Bank and its successors, legal representatives, and assigns.

          "Base Rate" shall mean the higher of the Federal Funds Rate plus 100 basis points, or the Prime Rate.

          "Borrower" shall mean Detection and Radionics, collectively and both of them, and their respective successors, legal representatives, and assigns.

          "Break Costs" shall mean an amount equal to the amount (if any) required to compensate the Bank, and any assignee or participant of the Bank, for any additional losses (including without limitation any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Bank to fund or maintain the Obligations), costs, and expenses (including without limitation penalties) it may reasonably incur as a result of or in connection with any prepayment or failure to make a prepayment after notice of the same is given.

          "Business Day" shall mean any day except for a Saturday, Sunday, banking holiday in the State of New York, or banking holiday in London, England.

          "Controls" (including the terms "Controlled By" or "Under Common Control") shall mean but not be limited to the ownership of twenty-five percent (25%) or more of the outstanding shares of capital stock of any corporation having voting power for the election of directors, whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency, or ownership of twenty-five percent (25%) or more of any interest in any partnership, or any other interest by reason of which a controlling influence over the affairs of the entity may be exercised.

          "Current Assets" shall mean all assets treated as current assets in accordance with GAAP.

          "Current Liabilities" shall mean treated as current liabilities in accordance with GAAP, including without limitation all obligations payable on demand or within one year after the applicable measurement date as well as installment, reimbursement, or sinking fund payments payable within one year after the applicable measurement date, but excluding any such liabilities which are renewable or extendable at the option of the obligor to a date more than one year after the applicable measurement date.
Current Liabilities shall not include obligations to repurchase Borrower shares pursuant to the Stock Purchase Agreement dated May 7, 1997 between Detection Systems, Inc. and Numerix Corp.

          "Current Ratio" shall mean Current Assets compared to Current Liabilities.

          "Debt" for any person or entity shall mean (i) indebtedness of such person or entity for borrowed money, (ii) obligations of such person or entity for the deferred purchase price of property or services (except trade payables incurred in the ordinary course of business), (iii) capitalized or capitalizable obligations of such person or entity with respect to leases, (iv) the amount available for drawing under outstanding standby letters of credit issued for the account of such person or entity and the amount of other off-balance sheet obligations or liabilities, each to the extent not otherwise treated separately as Debt, (v) all obligations endorsed (other than for collection in the ordinary course of business) or guaranteed by such person or entity directly or indirectly in any manner including without limitation contingent obligations to purchase, pay or supply funds to any person or entity to assure a creditor against loss,
(vi) obligations of such person or entity arising under acceptance facilities, or bills, notes, or similar instruments, and (vii) obligations secured by a lien, security interest, or other arrangement for the purpose of security on property owned by such person or entity whether or not the underlying obligations have been assumed by such person or entity. Debt shall not include obligations to repurchase Borrower shares pursuant to the Stock Purchase Agreement dated May 7, 1997 between Detection Systems, Inc. and Numerix Corp.

         "Distributions" shall mean (i) dividends, payments, or distributions of any kind in respect of the capital stock, securities or other equity interests or rights to acquire such equity interests of the applicable entity (except distributions in the form of such stock, equity securities, equity interests, or rights to acquire equity interests), and (ii) repurchases, redemptions, or acquisitions of capital stock, securities, or other equity interests or rights to acquire such equity interests.

          "EBITDA" shall mean, for any period and determined in accordance with GAAP, net operating income (calculated before Interest Expense, taxes, extraordinary and unusual items, and income or loss attributable to equity in Affiliates) plus depreciation and amortization of intangibles less Distributions.

         "Eligible Subsidiaries" shall mean consolidated Subsidiaries wholly owned by Detection or Radionics that are Guarantors, that have provided the Bank with security interests in all of their assets unless otherwise agreed by the Bank, and that, except for intercompany transactions with the Borrower and other Eligible Subsidiaries, themselves comply in all respects with the same requirements as are imposed upon the Borrower in Articles 8, 9, 10, and 11 of this Agreement. The Bank hereby agrees that each Foreign Subsidiary shall be an Eligible Subsidiary to the extent that it meets the requirements of this definition with the exception of the requirement that it provide the Bank a security interest in all of its assets; provided, however, that the Bank in its discretion may require the delivery of such security interests at any time. Schedule 6.1 to this Agreement (as updated by the parties from time to time) shall contain a listing of those Subsidiaries that are intended to qualify as Eligble Subsidiaries and those that are not.

          "Environment" means any water including but not limited to surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

          "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Improvements and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

          "Environmental Report" means written reports, if any, prepared for the Bank by an environmental consulting or environmental engineering firm.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean the occurrence of any event described in Article 12 hereof.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "Fee Rate" shall mean the rate used in computing the unused fee and computed as described in Section 2.7 of this Agreement.

          "Fixed Charges" shall mean for the applicable period, (i) Interest Expense, (ii) rentals payable on leases not capitalized or capitalizable in accordance with GAAP, (iii) taxes, (iv) capital expenditures not funded by Funded Debt, and (v) principal or other payments due with respect to Debt which are Current Liabilities.

          "Foreign Subsidiary" shall mean any Subsidiary formed under the laws of a jurisdiction other than the United States of America or any state, territory or instrumentality thereof.

         "Funded Debt" shall mean all Debt that is not a Current Liability.

          "GAAP" shall mean generally accepted accounting principles.

          "Guarantors" shall mean all persons or entities that have jointly and severally guaranteed all of the Obligations in form satisfactory to the Bank.

          "Hazardous Substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

          "Improvements" shall mean any real property owned or used by the Borrower.

          "Increased Cost" means any additional amounts sufficient to compensate the Bank and any assignee or participant of the Bank for any reduction in any amount receivable by such Bank or participant in respect of the Obligations or any increased costs of funding or maintaining the Obligations as a result of the adoption of, change of, or change in the interpretation or administration of any law, regulation, guideline or policy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or the Bank's holding company (or any assignee or participant of the Bank or any of their holding companies), with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, which has or would have the effect of reducing the rate of return of the Bank, the Bank's holding company, or any assignee or participant of the Bank or any of their holding companies, as a consequence of the transactions contemplated by this Agreement and all related documents and agreements, the existence of the Bank's commitment, or any note bearing interest at a rate based on the LIBOR Rate, to a level below that which the Bank, the Bank's holding company, or any assignee or participant of the Bank or their respective holding companies, could have achieved but for such adoption, change or compliance (taking into consideration such Bank's, assignee's, and participant's policies), including without limitation including without limitation any law, regulation, policy or guideline relating to (i) capital adequacy including among others any adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (ii) reserve requirements, (iii) taxation, (iv) asset maintenance, (v) asset pledges, or (vi) otherwise. A certificate of a claiming bank detailing such Increased Cost shall be deemed to be conclusive as to the amount claimed absent manifest error.

          "Interest Expense" shall mean, for the applicable period, for the Borrower and Eligible Subsidiaries determined on a consolidated basis without duplication, all interest paid, capitalized, or accrued, and amortization of debt discount with respect to all Debt less all related interest income during such period and determined after giving effect to the net cost associated with financial arrangements of any kind made to protect against fluctuations in interest rates such as interest rate swap contracts, interest rate cap agreements, and the like.

          "LIBOR Rate" shall mean, with respect to any interest rate period, the rate per anum equal to the quotient obtained by dividing (and rounding to the nearest 1/100 of 1%) (i) LIBOR by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements pursuant to Regulation D of the Federal Reserve Board, including without limitation any marginal, emergency, supplemental, special, or other reserves required by applicable law. The LIBOR Rate shall be further adjusted to reflect any Increased Cost.

         "LIBOR" shall mean the rate per annum equal to the rate of interest per annum at which deposits in United States Dollars are offered to prime banks in the London interbank market at 11:00 a.m. (London time) on the day (the "Interest Setting Date") two banking days prior to the respective Rate Change Date determined on the basis of the provisions set forth below:

            (A) On the Interest Setting Date, the Bank will determine the interest rate for deposits in U.S. Dollars for a one-month, three month, or six month period, as applicable, which appears on the Telerate Page 3750 as of 11:00 a.m., London time on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information (the "Telerate Rate"). If such rate does not appear on the Telerate, then the rate will be determined in accordance with (B) below.

            (B) If the Bank is unable to determine the Telerate Rate, then on the Interest Setting Date, the Bank will determine the arithmetic mean (rounded if necessary to the nearest one-hundredth percent (1/100%)) of the interest rate for a one-month, three month, or six-month period, as applicable, quoted on Reuters Screen page "LIBO" or (1) if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such other service (or, if more than one, that one approved by the Bank as may replace the Reuters Screen) as at or about 11:00 a.m. (London time) on that Interest Setting Date (the rate quoted as aforesaid being the "LIBO Screen Rate"). If the Bank is to make a determination pursuant to this paragraph and one or more of the LIBO Screen Rates required for such determination shall be unavailable, the determination shall be made on the basis of those rates which are available.

               If, subsequent to the date of this Agreement, LIBOR cannot be determined pursuant to this formula or there is any change in any law or application thereof that makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to hold Obligations if the rate is determined with reference to the LIBOR Rate (collectively, a "LIBOR End Date"), then borrowings with interest based upon the LIBOR Rate shall not be available after the LIBOR End Date.


                If at any time the Bank (acting for itself or at the request of any of its participants) notifies the Borrower that LIBOR plus the applicable margin will not adequately reflect the cost to any of them of making, funding, or maintaining Obligations for which the interest rate is based upon LIBOR for any particular interest rate period, the obligation of the Bank to make advances available at a rate based upon LIBOR shall be suspended until the Bank (acting for itself and its participants) notifies the Borrower that the circumstances causing such suspension no longer exist.

           "Mortgage" shall mean the mortgage described in Section 5.5 of this Agreement.

           "Mortgage Loan" shall mean the mortgage loan described in Article 3 of this Agreement.

           "Mortgage Loan Note" shall mean the note evidencing the Obligations related to the Mortgage Loan as described in Section 3.2 of this Agreement.

          "Mortgaged Property" shall mean the property and improvements covered by and more specifically described in the Mortgage.

          "Obligations" shall include all of the Borrower's obligations related to this Agreement of any kind or nature, arising now or in the future, including without limitation obligations under the Revolving Line Note, the Mortgage Loan Note, and the Term Loan Note.

          "Prime Rate" shall mean the rate of interest designated by the Bank as its prime rate from time to time as a guide for establishing lending rates to customers, irrespective of the actual rate charged to any specific customer with respect to any specific transaction.

          "Rate Change Date" shall mean the first day of each one-month, three-month, or six-month period for which any LIBOR Rate applies.

          "Release" has the same meaning as given to that term in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

          "Revolving Line" shall mean the revolving line of credit established pursuant to Section of this Agreement.

          "Revolving Line Note" shall mean the note evidencing Obligations related to the Revolving Line as described in Section of this Agreement.

          "Revolving Line Termination Date" shall mean the date on which the Revolving Line terminates as described in Section of this Agreement.

          "Subsidiary" shall mean for any person or entity any corporation or other business organization of which at least a majority of the securities, equity, or other ownership interests having absolute or contingent voting power are directly or indirectly owned by such person or entity.

          "Tangible Assets" shall mean total assets, after deduction of depreciation, depletion, and reserves, but excluding accounts from and other obligations payable by officers and Affiliates and further excluding all assets required to be classified as intangible assets in accordance with GAAP (including without limitation organizational expense, good will, unamortized debt discount, research and development costs, patents, trademarks, copyrights, other intellectual property rights, franchises, and deferred assets).

          "Tangible Net Worth" shall mean Tangible Assets less Total Liabilities as determined by GAAP.

          "Term Loan" shall mean the Term Loan described in Article 3A of this Agreement.

          "Term Loan Note" shall mean the Term Loan Note the note evidencing Obligations related to the Term Loan as described in Section 3A.2 of this Agreement.

          "Total Liabilities" shall mean the sum of all liabilities shown on the Borrower's balance sheet as of the applicable date of determination, determined in accordance with GAAP.


ARTICLE 2 - REVOLVING LINE

          2.1  REVOLVING LINE.   Subject to the terms and conditions of
this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Seventeen Million Dollars ($17,000,000) outstanding at any one time. The proceeds of the Revolving Line shall be used for Borrower's working capital purposes. Subject to the terms of this Agreement, the Borrower (or either of them) may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time to the Borrower does not exceed $17,000,000. Each borrowing request must be of at least $250,000.

          2.2  REVOLVING LINE NOTE.   The Borrower shall execute, together
with this Agreement, a note evidencing Obligations related to the Revolving Line in the form of EXHIBIT A attached hereto and made a part hereof.

          2.3  INTEREST RATE AND PAYMENTS.   All outstanding amounts under
the Revolving Line, except as specifically provided herein, shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Revolving
Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          The Borrower, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Revolving Line (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

         Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

          2.4  PAYMENTS.   Payments of all accrued interest under the
Revolving Line Note shall be due and payable on the first day of each month.

          All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

          2.5  REVOLVING LINE TERMINATION.   Unless extended in writing by
the Bank on terms and conditions then acceptable to the Bank, the Revolving Line will terminate on, the earlier of (i) July 31, 1998 and (ii) the date of an Event of Default.

          2.6  BREAK COSTS.   Any payment of any principal outstanding
under the Revolving Line Note which principal amount is then bearing interest at a rate based upon the LIBOR Rate shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.

          2.7 UNUSED FEE. The Borrower shall pay to the Bank an unused fee computed at the following applicable Fee Rate for the respective applicable ratio of Funded Debt to EBITDA, calculated for the Borrower and Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

     Ratio                                  Fee Rate (Basis Points)
    ---------                               -----------------------
     5 to 1 or greater                           25.00
     4 to 1 or greater and
          less than 5 to 1                       18.75
     3 to 1 or greater and
          less than 4 to 1                       18.75
     2 to 1 or greater and
          less than 3 to 1                       18.75
     Less than 2 to 1                            12.50


     Each Fee Rate shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

     The unused fee shall be computed as follows: $17,000,000, minus the average daily outstanding principal balance of the Revolving Line, times the Fee Rate per annum. At the end of each fiscal quarter, the Bank will bill the Borrower for the unused fee.

          2.8 LETTERS OF CREDIT.   Subject to the terms and conditions of
this Agreement, the Bank will make letters of credit available for the account of the Borrower. The aggregate amount available for drawing under all letters of credit outstanding shall reduce, dollar for dollar, the amount then available for advances under the Revolving Line. The letters of credit shall be in form satisfactory to the Bank and the expiration dates thereof shall not be later than the Revolving Line Termination Date.

     The Borrower will pay the Bank's customary letter of credit commissions in connection with each letter of credit.

     The Borrower, if requested by the Bank, will execute reimbursement agreements in form satisfactory to the Bank, documenting its Obligations with respect to the Letter of Credit. All drawings under any letter of credit shall be treated as immediate advances under the Revolving Line.

          2.9 LINE INCREASE FEE. The Borrower shall pay to the Bank a fee equal to US$22,000 on the date hereof in connection with the increase in availability under the Revolving Line.


ARTICLE 3 - MORTGAGE LOAN
-------------------------

          3.1 MORTGAGE LOAN.   Subject to the terms and conditions of this
Agreement, the Bank shall make a mortgage loan to the Detection in the principal amount of Three Million Four Hundred Thousand Dollars ($3,400,000). The proceeds of the Mortgage Loan shall be used to repay a portion of "Bridge Loan" Obligations to the Bank as defined in the Credit Facility Agreement among the Bank and the Borrower dated as of February 12, 1996.

          3.2 MORTGAGE LOAN NOTE.   The Mortgage Loan shall be evidenced by
a note dated the date hereof in the form of EXHIBIT B attached hereto and made a part hereof.

          3.3  INTEREST RATE.   Outstanding amounts of the Mortgage Loan
except as specifically provided herein, shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Mortgage Loan
Note shall become effective automatically and without notice at the time of changes in the Base Rate.

     Detection, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Mortgage Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Detection will make arrangements satisfactory to the Bank, such as the purchase of interest rate caps, providing for protection of at least an aggregate of $11,537,500 of Obligations under the Mortgage Loan and the Term Loan from interest rate increases.

          3.4  PAYMENTS.   Commencing on June 1, 1996, payments of all
accrued interest under the Mortgage Loan Note shall be due and payable on the first day of each month. In addition, commencing on December 1, 1997, principal payments of $20,987.65 each shall be due and payable on the first day of each month.

     The Mortgage Loan Note shall be due and payable in full on May 31, 2006.

          3.5  BREAK COSTS.   Any payment of any principal outstanding
under the Term Loan Note, which principal amount is then bearing interest at a rate based upon the LIBOR Rate, shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.


ARTICLE 3A - TERM LOAN
----------------------
          3A.1 TERM LOAN.   Subject to the terms and conditions of this
Agreement, the Bank shall make a term loan to the Detection in the principal amount of Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000). The proceeds of the Term Loan shall be used to repay a portion of "Bridge Loan" Obligations to the Bank as defined in the Credit Facility Agreement among the Bank and the Borrower dated as of February 12, 1996.

          3A.2 TERM LOAN NOTE.   The Term Loan shall be evidenced by a note
dated the date hereof in the form of EXHIBIT C attached hereto and made a part hereof.

          3A.3 INTEREST RATE.   Outstanding amounts of the Term Loan except
as specifically provided herein, shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Term Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          Detection, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Term Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Detection will make arrangements satisfactory to the Bank, such as the purchase of interest rate caps, providing for protection of at least an aggregate of $11,537,500 of Obligations under the Mortgage Loan and the Term Loan from interest rate increases.

          3A.4 PAYMENTS.   Commencing on June 1, 1996, payments of all
accrued interest under the Term Loan Note shall be due and payable on the first day of each month. In addition, commencing on December 1, 1997, principal payments of $217,424.24 each shall be due and payable on the first day of each month.

     The Term Loan Note shall be due and payable in full on May 31, 2003.

          3A.5  BREAK COSTS.   Any payment of any principal outstanding
under the Term Loan Note, which principal amount is then bearing interest at a rate based upon the LIBOR Rate, shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.


ARTICLE 4 - EXPENSES/DEFAULT RATE INCREASES
-------------------------------------------
          4.1  ADMINISTRATIVE EXPENSES.   The Borrower shall pay any fees,
expenses and disbursements, including reasonable legal fees, of the Bank related to this Agreement, the Obligations, the perfection of any collateral security required hereunder, and the transactions contemplated by this Agreement. Such payments shall be due from time to time upon the Bank giving the Borrower notice of the amount of such expenses.

          4.2  COLLECTION COSTS.   At the request of the Bank, the Borrower
shall promptly pay any expenses, reasonable attorney's fees, costs, or disbursements in connection with administration of the Obligations or collection of any of the Obligations or enforcement of any of the Bank's rights hereunder or under any note, security agreement, reimbursement agreement, guarantee, or other agreement related hereto. This obligation shall survive the payment of any notes executed hereunder. The Bank may apply any payments of any nature received by it first to the payment of Obligations under this Section 4.2, notwithstanding any conflicting provision contained in this Agreement or any other agreement with the Borrower.

          4.3  DEFAULT INTEREST RATE.   Upon the failure of the Borrower to
comply with any covenant contained in Section 8.1 or Article 10 of this Agreement, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percent (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including the end of the fiscal quarter in which such failure of compliance is remedied. Upon the occurrence of an Event of Default, the provisions of this paragraph shall be superseded by the provisions of the second paragraph of this
Section 4.3 which relates to increases in the rate of interest in case of the occurrence of an Event of Default.

          Upon the occurrence of an Event of Default, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percent (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including payment in full of all of the Obligations and cancellation of further commitments to lend under this Agreement, or written waiver of such Event of Default by the Bank.

          4.4  LATE PAYMENT FEES.   Payments of principal and/or interest
not made in full before the date ten (10) days after the date due shall be subject to a processing charge of two percent (2%) of the payment due.

          4.5  PREPAYMENTS UPON DEFAULT.   In by reason of an Event of
Default the Bank elects to declare the Obligations to be immediately due and payable, then any Break Cost or prepayment charge with respect to the Obligations shall become due and payable in the same manner as though the Borrower had exercised a right of prepayment.


ARTICLE 5 - COLLATERAL AND GUARANTEES
-------------------------------------
          5.1  SECURITY INTERESTS.   As collateral for all Obligations, the
Borrower shall provide to the Bank, and shall cause each Guarantor to provide to the Bank, a security interest and lien in all assets of the Borrower, including without limitation machinery, equipment, furniture, fixtures, vehicles, accounts, inventory, chattel paper, interests in leases and property under lease, intellectual property and proprietary interests, documents, instruments, and general intangibles. Such security interests shall be first liens on such assets, which shall not be otherwise encumbered except as specified on SCHEDULE 5.1 attached hereto and made a part hereof.

     The security interest of the Bank in Detection's assets, Radionics' assets, and Guarantor's assets located in Tennessee shall be limited to the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000) each, and in each case together with all related interest, costs, expenses, fees, and charges of any kind or nature.

          5.2  GUARANTEES.   Radionics shall provide its unconditional
guarantee of the Obligations of Detection related to the Mortgage Loan and the Term Loan. The Borrower shall cause all Subsidiaries to become Guarantors. The Guarantor guarantees shall contain an agreement that, except for intercompany transactions with the Borrower or other Eligible Subsidiaries, such Guarantor shall comply with the requirements of Articles 8, 9, 10, and 11 of this Agreement in the same manner as if such Guarantor was a party to this Agreement.

          5.3  STOCK PLEDGE.   The Borrower shall pledge to the Bank all of
Borrower's shares of capital stock of Subsidiaries.

          5.4  LANDLORD WAIVERS.   The Borrower shall deliver to the Bank a
waiver from each landlord and mortgagee of premises on which the Bank's collateral is located and that is not owned by the Borrower.

          5.5 MORTGAGE. The Bank shall receive a Mortgage covering the fee and leasehold interests of Detection and the Agency in the facility located at 130 Perinton Parkway, Town of Perinton, New York owned in part by Detection and owned in part by the Agency and leased by the Agency to Detection. The Mortgage shall secure the Mortgage Loan. Unencumbered (except as provided on Schedule 5.1) and marketable title to the Mortgaged Property must be acceptable to the Bank's attorneys. The lien of the Mortgage shall cover all improvements to the Mortgaged Property, ingress and egress thereto, and all easements and licenses necessary or appropriate in connection therewith. The lien of the Mortgage also shall cover all fixtures, equipment, and other personal property installed upon or affixed to the Mortgaged Property including without limitation mechanical equipment.

          5.6 ASSIGNMENT OF LEASES. The Agency shall assign as collateral for the Obligations the Lease Agreement made by the Agency to Detection dated as of February 1, 1982 between the Agency and Detection.


ARTICLE 6 - REPRESENTATIONS OF BORROWER
---------------------------------------
          The Borrower represents and warrants to the Bank as follows:

          6.1  ORGANIZATION AND POWER.   Detection is duly organized,
validly existing and in good standing under the laws of the State of New York, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Detection has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Detection has no Subsidiaries or Affiliates except Radionics and those listed on SCHEDULE 6.1.

     Radionics is duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Radionics has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Radionics has no Subsidiaries or Affiliates except Detection and those listed on SCHEDULE 6.1.

     Each Eligible Subsidiary is duly organized, validly existing and in good standing under the laws of the state or country of its organization, and is duly qualified to transact business and in good standing in all states and countries in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Each Eligible Subsidiary has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform its obligations under this Agreement and all documents and instruments related to this Agreement, and to consummate the transactions contemplated hereby.

          6.2  PROCEEDINGS OF BORROWER.   All necessary action on the part
of the Borrower, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of the Borrower hereunder and thereunder has been taken. This Agreement and all related documents and instruments constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under this Agreement and all related documents and instruments. The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by the Borrower of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or either of the Borrower's respective Certificates of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.

     All necessary action on the part of each Eligible Subsidiary, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of each Eligible Subsidiary hereunder and thereunder has been taken. All documents and instruments related to this Agreement executed by each Eligible Subsidiary respectively constitute legal, valid and binding obligations of such Eligible Subsidiary, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. No Eligible Subsidiary has defenses, offsets, claims, or counterclaims with respect to its obligations arising under all documents and instruments related to this Agreement. The execution and delivery by each Eligible Subsidiary or all documents and agreements related to this Agreement, and the performance by each Eligible Subsidiary of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or any Eligible Subsidiary's Certificate of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of all documents and agreements related to this Agreement, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which any Eligible Subsidiary is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.


          6.3  CAPITALIZATION.   All of the outstanding shares and other
equity interests of both of the Borrowers are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance, retirement, redemption, purchase, or repurchase of shares or other equity interests of the Borrower.

     All of the outstanding shares and other equity interests of each Eligible Subsidiary are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance, retirement, redemption, purchase, or repurchase of shares or other equity interests of any Eligible Subsidiary except with respect to Emergency Communications, Inc. pursuant to the Shareholders Agreement dated January 26, 1993, a complete copy of which has been provided to the Bank prior to the date hereof.

          6.4  LITIGATION.   Except as shown on SCHEDULE 6.4, there is no
action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or (ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Borrower.

     There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting any Eligible Subsidiary (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or
(ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Eligible Subsidiary.

          6.5  FINANCIAL STATEMENTS.   All financial statements furnished
by the Borrower to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present the financial condition of the Borrower and its Eligible Subsidiaries, as of the respective dates thereof and the results of their respective operations for the respective periods covered thereby.

          6.6  ADVERSE CHANGES.   Since the most recent financial
statements described in Section 6.5 hereof there has been no material adverse change in the condition, financial or otherwise, of the Borrower or its Eligible Subsidiaries, taken as a whole.

          6.7  TAXES.   The Borrower has filed or caused to be filed when
due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received. Detection's tax returns have been audited and tax years closed through and including fiscal 1994. Radionics tax returns have been audited and tax years closed through and including fiscal 1989. Each Eligible Subsidiary has filed or caused to be filed when due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received.

          6.8  PROPERTIES.   The Borrower and each of its Eligible
Subsidiaries have good and marketable title to all of their properties and assets, including without limitation, the properties and assets reflected in the most recent financial statements referred to in Section 6.5 hereof. The Borrower and each of its Eligible Subsidiaries have undisturbed peaceable possession under all leases under which they are operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower and its Eligible Subsidiaries, and all such leases are in full force and effect.


          6.9  INDEBTEDNESS.   Except as disclosed in the most recent
financial statements referred to in Section 6.5 hereof, the Borrower and its Eligible Subsidiaries have no outstanding Debt.

          6.10  ERISA.   No action, event, or transaction has occurred that
could give rise to a lien or encumbrance on the assets of the Borrower or its Eligible Subsidiaries as a result of the application of relevant provisions of ERISA, and the Borrower and its Eligible Subsidiaries are in material compliance with all requirements of ERISA.

          6.11  MARGIN SECURITIES.   No proceeds of the Obligations have
been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.

          6.12  COMPLIANCE WITH LAW.   The Borrower and its Eligible
Subsidiaries are not in violation of any laws, ordinances, governmental rules, requirements, or regulations to which they are subject which violation might materially adversely affect the condition (financial or otherwise) of the Borrower and its Eligible Subsidiaries. The Borrower and its Eligible Subsidiaries have obtained and are in compliance with all licenses, permits, franchises, and governmental authorizations necessary for the ownership of their properties and the conduct of their business, for which failure to comply could materially adversely affect the condition (financial or otherwise) of Borrower and its Eligible Subsidiaries.

          6.13  PATENTS, TRADEMARKS, AND AUTHORIZATIONS.   The Borrower and
its Eligible Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses, authorizations, other intellectual property rights, and all rights with respect to the foregoing, necessary to the conduct of their business as now conducted without any material conflict with the rights of others.

          6.12  CONTRACTS AND AGREEMENTS.   The Borrower and its Eligible
Subsidiaries are not parties to any contract or agreement that materially adversely affects their business, property, assets, or condition, financial or otherwise, and the Borrower and its Eligible Subsidiaries are in compliance in all material respects with all contracts and agreements to which they are a party.

ARTICLE 7 - CONDITIONS OF LENDING
---------------------------------

          The following conditions must be satisfied before the Bank shall have any obligation to make any advance under this Agreement:

          7.1  REPRESENTATIONS AND WARRANTIES.   The representations and
warranties of the Borrower contained herein shall be true and correct as of the date of making of each such advance, with the same effect as if made on and as of such date.

          7.2  NO DEFAULTS.   There shall exist no condition or event that
constitutes (or that, with the giving of notice or the passage of time or both, would constitute) an Event of Default under Article 12 hereof at the time each advance is made.

          7.3  PERFORMANCE.   The Borrower shall have performed and
complied with all agreements and conditions required to be performed or complied with by it prior to or at the time the advance is made.

          7.4  OPINION OF COUNSEL.   The Borrower shall have delivered an
opinion of its counsel, dated the date of this Agreement, and upon request supplemental opinions dated the date of the advance, in form and substance reasonably satisfactory to the Bank.

          7.5  DOCUMENTS TO BE DELIVERED.   The Borrower shall have
delivered to the Bank all security agreements, reimbursement agreements, assignments, guarantees, and any related documents necessary or desirable in connection with the requirements of Article 5 hereof. All notes evidencing the Obligations shall have been delivered to the Bank at the time of the making of the respective loans.

          7.6  CERTIFIED RESOLUTIONS.   Each of the Borrowers and the
Guarantors shall have delivered a certificate of its corporate secretary certifying, as of the date of the first advance, resolutions duly adopted by its respective Board of Directors authorizing the execution, delivery and performance of this Agreement, or in the case of Guarantors, its respective guarantee, and all related documents and agreements and the consummation of the transactions contemplated hereby, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or any commitment to lend exists under this Agreement.

          7.7  FEES AND TAXES.   The Borrower shall have paid all filing
fees, taxes, and assessments related to the borrowings and the perfection of any interests in collateral security required hereunder.

          7.8  INSURANCE.   The Borrower shall have delivered evidence
satisfactory to the Bank of the existence of insurance required hereby.

          7.9  ORGANIZATIONAL DOCUMENTS.   The Borrower shall have
delivered to the Bank copies of its then-effective Certificate of Incorporation, By-laws, d/b/a certificates, and other organizational documents and instruments, and upon request of the Bank, a written certificate that such documents and instruments have not been changed or amended since the last advance to Borrower pursuant to the terms of this Agreement.

          7.10  OTHER DOCUMENTS AND AGREEMENTS.   On or before the date of
this Agreement, the Borrower shall have delivered such other documents, instruments, and agreements as the Bank and its legal counsel may require in connection with the transactions contemplated hereby.

          7.11 CERTIFICATES OF GOOD STANDING. On or before the date of this Agreement the Borrower shall have delivered to the Bank certificates of good standing from appropriate state officials to the effect that the each of the Borrowers is in good standing in the state of its formation as well as in all other states in which qualification is necessary for each of the Borrowers to carry on its business in such states.

          7.12 APPRAISAL. The Borrower shall have delivered to the Bank prior to the making of the Mortgage Note an appraisal in form satisfactory to the Bank, prepared by appraisers satisfactory to the Bank, showing that the principal amount of the Mortgage Note will not exceed eighty percent (80%) of the fair market value of the Mortgaged Property.

          7.13 TITLE INSURANCE. Prior to the making of the Mortgage Loan, the Borrower shall have delivered to the Bank's legal counsel an updated Abstract of Title and shall have delivered title insurance in the face amount of the Mortgage Loan, with all title exceptions being subject to the approval of the Bank's attorneys.

          7.14 SURVEY. Prior to the making of the Mortgage Loan, the Borrower shall have delivered to the Bank a survey prepared by a registered land surveyor, showing all encroachments or easements across property lines. Those encumbrances not acceptable to the Bank and its counsel must be removed. Said survey is to be approved by, satisfactory to, and certified to the Bank, the Bank's attorneys, and the title insurance company.

          7.15 REAL ESTATE TAXES. Prior to the making of the Mortgage Loan, the Borrower must provide proof of payment of current real estate taxes and assessments related to the Mortgaged Property, or payment of all payments due under any payment-in-lieu-of-tax agreements, if any.

          7.16  ENVIRONMENTAL REPORT.   The Borrower shall have provided to
the Bank an environmental inspection report covering the Mortgaged Property in form and substance satisfactory to the Bank prepared by engineers satisfactory to the Bank.


ARTICLE 8 - AFFIRMATIVE COVENANTS OF BORROWER
---------------------------------------------
          So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall:

          8.1  FINANCIAL STATEMENTS.   Furnish to the Bank as soon as
available, but in no event later than one hundred twenty (120) days after the end of each of its fiscal years, copies of its annual report containing its annual financial statements audited by and with an unqualified opinion from an independent certified public accountant satisfactory to the Bank. Said financial statements shall be accompanied by
(i) copies of its Form 10K for the respective year, (ii) a schedule showing computation of financial covenants, (iii) a copy of any management letter prepared by the Borrower's accountants, and (iv) a certificate of the Chief Financial Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

          The Borrower also shall furnish to the Bank copies of its Form 10Q not more than fifty (50) days after the close of each quarter of its fiscal year. Said statements shall be accompanied by (i) a schedule showing computation of financial covenants, and (ii) a certificate of the Chief Financial Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

          The Borrower shall provide to the Bank interim financial statements, if any, prepared by the Borrower's independent accountants.

          8.2  OTHER REPORTS AND INSPECTIONS.   Furnish to the Bank such
additional information, reports, or financial statements as the Bank may, from time to time, reasonably request.

          The Borrower shall permit any person designated by the Bank to inspect the property, assets, and books of the Borrower at reasonable times and, prior to an Event of Default, upon reasonable notice, and shall discuss its affairs, finances, and accounts at reasonable times with the Bank from time to time as often as may be reasonably requested.

          8.3  TAXES.   Pay and discharge all taxes, assessments, levies,
and governmental charges upon the Borrower, its income and property, prior to the date on which penalties are attached thereto; provided, however, that the Borrower may in good faith contest any such taxes, assessments, levies, or charges so long as such contest is diligently pursued and no lien or execution exists or is levied against any of Borrower's assets related to the contested items and so long as Borrower maintains all reserves required by GAAP.

          8.4  INSURANCE.   Maintain or cause to be maintained insurance,
of kinds and in amounts satisfactory to the Bank, with responsible insurance companies on all of its real and personal properties in such amounts and against such risks as are prudent, including but not limited to, full-risk extended coverage hazard insurance to the full insurable value of real property (co-insurance not being permitted without the prior written consent of the Bank), all-risk coverage for personal property, business interruption or loss of rents coverage, worker's compensation insurance, and comprehensive general liability and products liability insurance. The Borrower also shall maintain flood insurance covering any of its real properties located in flood zones. The Borrower shall provide to the Bank, no less often than annually and upon its request, a detailed list and evidence satisfactory to the Bank of its insurance carriers and coverage and shall obtain such additional insurance as the Bank may reasonably request. Hazard insurance policies for real property shall name the Bank as mortgagee, and for personalty, additional insured and loss payee, as its interests may appear. All policies shall provide for at least thirty (30) day's prior notice of cancellation to the Bank.

          8.5  EXISTENCE.   Cause to be done all things necessary to
preserve and to keep in full force and effect its existence, rights, and franchises and to comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

          8.6  MAINTENANCE OF PROPERTIES.   At all times maintain,
preserve, protect, and keep its property used or useful in conducting its business, in good repair, working order, and condition and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times.

          8.7  MATERIAL CHANGES, JUDGMENTS.   Notify the Bank immediately
of any material adverse change in the financial condition of the Borrower and of the filing of any suits, judgments, or liens which, if adversely determined, could have a material adverse effect on the business or financial condition of the Borrower. The Borrower also shall notify the Bank immediately of any change in the name, identity, or organizational structure of the Borrower, or any change in any equity or ownership interest in Radionics or the Guarantors.

         8.8  ERISA COMPLIANCE.   Comply in all material respects with the
provisions of ERISA and regulations and interpretations related thereto.

          8.9  FRANCHISES/PERMITS/LAWS.   Preserve and keep in full force
and effect all franchises, permits, licenses, and other authority as are necessary to enable it to conduct its business as being conducted on the date of this Agreement and comply in all material respects with all laws, regulations, and requirements now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over it.

          8.10  PAYMENTS.   Make all payments as and when required by this
Agreement and the notes and other agreements related hereto or to the Obligations.

          8.11  DEPOSITS/BANK SERVICES.   Detection, and to the extent
practical, Radionics, shall maintain all of its main depository accounts at the Bank and shall obtain its cash management services from the Bank.

          8.12  AMENDMENTS.   Give the Bank written notice of an amendment
or modification to the Certificate of Incorporation or other governing documents or agreements of either Borrower.

          8.13 ELIGIBLE SUBSIDIARIES.   Cause each Eligible Subsidiary to
comply in all respects with the same requirements as are imposed upon the Borrower in Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, and 8.9 of this Agreement.


ARTICLE 9 - NEGATIVE COVENANTS OF BORROWER
------------------------------------------
          So long as any Obligations shall be outstanding, or this Agreement shall remain in effect, unless the Bank otherwise consents in writing, the Borrower shall not, directly or indirectly:

          9.1 DEBT/LIENS.   Create, incur, assume, or allow to exist,
voluntarily or involuntarily, any Debt, or any security interest, assignment, pledge, lien or other encumbrance for the purpose of collateral of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of its property or assets, whether now owned or hereafter acquired, or become the general partner in any partnership, excluding only (i) Obligations to and interests held by the Bank, (ii) Debt described in SCHEDULE 9.1 attached hereto and made a part hereof, (iii) encumbrances described in Schedule 5.1, and (iv) obligations and interests to which the Bank consents in writing.

          9.2  LOANS AND INVESTMENTS.   Make any loan or advance to, or any
investment of any kind in, any person, firm, joint venture, corporation or other entity whatsoever, (i) except short-term investments in certificates of deposit of financial institutions and similar investments made in the ordinary course of business, and (ii) except to or in any Eligible Subsidiary.


          9.3  MERGERS, SALES AND ACQUISITIONS/CHANGE IN OWNERSHIP
INTERESTS.   Enter into any merger or consolidation, or acquire all or
substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity, or sell, lease, transfer, or otherwise dispose of any material portion of its assets except in the ordinary course of business.

          The Borrower will not allow any change in the ownership, legal or equitable, of the shareholder or other equity interests in Radionics or in the Subsidiaries except between or among the Borrower and the Subsidiaries.

          9.4  AMENDMENTS.   Allow the amendment or modification of either
of their Certificates of Incorporation, By-laws, or other governing documents and agreements in any material respect without the prior written consent of the Bank.

          9.5  COMPENSATION.   Compensate any person or entity, including
without limitation salaries, bonuses, consulting fees, or otherwise, in excess of amounts reasonably related to services rendered to the Borrower.

          9.6  JUDGMENTS.   Allow to exist any judgments against Borrower
in excess of $100,000 which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained.

          9.7  MARGIN SECURITIES.   Allow any proceeds of the Obligations
to be used for the purpose of carrying any Margin Securities as defined in Regulation U of the Board of Governors of the Federal Reserve.

          9.8 TENNESSEE ASSETS.   Allow any of either of their respective
assets to be located in the State of Tennessee with a value in excess of the dollar amount limitation of coverage by the respective Borrower's Security Agreements related to Tennessee assets.

          9.9 ELIGIBLE SUBSIDIARIES.   Cause each Eligible Subsidiary to comply
in all respects with the same requirements as are imposed upon the Borrower in Sections 9.1, 9.2, 9.3, 9.5, 9.6, and 9.8 of this Agreement.


ARTICLE 10 - FINANCIAL COVENANTS
--------------------------------
          All of the following financial covenants shall be determined by calculating such covenant for the Borrower and its Eligible Subsidiaries on a consolidated basis and without duplication in accordance with GAAP.

     So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower, shall:

          10.1  MINIMUM CURRENT RATIO.   Maintain a minimum Current Ratio of
at least 2.0 to 1.0, as shown on each quarterly financial statement provided to the Bank.

         10.2  MINIMUM INTEREST EXPENSE COVERAGE.   Maintain a ratio of
EBITDA to Interest Expense, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1996, as shown on the quarterly financial statements provided to the Bank, of at least:

(a)1.0 to 1.0 through and including the quarter ending June 30, 1996
(b)2.0 to 1.0 for the quarter ending September 30, 1996
(c)2.5 to 1.0 for the quarter ending December 31, 1996
(d)3.0 to 1.0 for the quarter ending March 31, 1997
(e)3.5 to 1.0 for the quarter ending June 30, 1997 and thereafter.

          10.3 MINIMUM FIXED CHARGE COVERAGE. Maintain a ratio of EBITDA to Fixed Charges, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1996, as shown on the quarterly financial statements provided to the Bank, of at least:

        (a)1.2 to 1.0 through and including the quarter ending March 31, 1997
        (b)1.5 to 1.0 for the quarter ending June 30, 1997 and thereafter.

          10.4  MAXIMUM FUNDED DEBT RATIO.   Maintain a ratio of Funded Debt
to EBITDA, calculated for the quarter ending on the measurement date plus the three preceding quarters, not exceeding:

     (a) 3.5 to 1.0 measured commencing March 31, 1997 and on June 30, 1997, September 30, 1997 and December 31, 1997
     (b) 3.0 to 1.0 measured on March 31, 1998, June 30, 1998, September 30, 1998, and December 31, 1998
     (c) 2.0 measured on March 31, 1999 and at the end of each quarter thereafter.

          10.5  MINIMUM TANGIBLE NET WORTH.   Maintain a minimum Tangible
Net Worth equal to at least ninety percent (90%) of the Tangible Net Worth of the Borrower as of the date of this Agreement, as shown on each quarterly financial statement provided to the Bank. Such minimum Tangible Net Worth requirement shall be increased in each succeeding fiscal year by an amount equal to seventy-five percent (75%) of net operating income for the prior fiscal year plus one hundred percent (100%) of the net proceeds from any sale of stock or other equity interests in the Borrower.

ARTICLE 11 - ENVIRONMENTAL MATTERS; INDEMNIFICATION
---------------------------------------------------
          11.1  ENVIRONMENTAL REPRESENTATIONS.   The Borrower represents and
warrants that, to the best of Borrowers's knowledge and except as shown on
SCHEDULE 11.1:

          (a) Neither the Improvements nor any property adjacent to the Improvements is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for the storage of petroleum or petroleum based products except in compliance with all Environmental Laws.

          (b) Underground storage tanks are not and have not been located on the Improvements except in compliance with all Environmental Laws.

          (c) The soil, subsoil, bedrock, surface water and groundwater of the Improvements are free of any Hazardous Substances.

          (d) There has been no Release, nor is there the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Improvements, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

          (e) All Environmental Permits relating to the Borrower and the Improvements have been obtained and are in full force and effect.

          (f) No event has occurred with respect to the Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.

          (g) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Improvements which require any change in the present condition of the Improvements or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Improvements.

          (h) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or
               (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof.

          11.2  ENVIRONMENTAL COVENANTS.   The Borrower covenants and agrees
with the Bank that, so long as this Agreement remains in effect, the Borrower shall:

          (a) Comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to comply with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to obtain and comply with, all Environmental Permits.

          (b) Not cause or permit any change to be made in the present or intended use of the Improvements which would (i) violate any applicable Environmental Law, (ii) constitute non-compliance with any Environmental Permit or (iii) materially increase the risk of a Release of any Hazardous Substance.

          (c) Promptly provide Bank with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

          (d) Undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Improvements in accordance with all applicable Environmental Laws and all Environmental Permits.

          (e) At all times allow the Bank and its officers, employees, agents, representatives, contractors and subcontractors reasonable access after reasonable prior notice to the Improvements for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions.

           (f) Deliver promptly to the Bank: (i) copies of any documents received from the United States Environmental Protection Agency, or any state, county or municipal environmental or health agency concerning the Borrower's operations or the Improvements; and (ii) copies of any documents submitted by the Borrower to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations or the Improvements.

          (g) If at any time the Bank obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at the Improvements, the Bank may require that a full or supplemental environmental inspection and audit report with respect to the Improvements of a scope and level of detail satisfactory to Bank be prepared by an environmental engineer or other qualified person acceptable to the Bank at Borrower's expense. Such audit may include a physical inspection of the Improvements, a visual inspection of any property adjacent to or within the immediate vicinity of the Improvements, personnel interviews and a review of all Environmental Permits. If the Bank requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, Borrower shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

          11.3  INDEMNITY.   The Borrower agrees to indemnify, defend, and
hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Bank (or any other person or entity affiliated with the Bank or representing or acting for the Bank or at the Bank's behest, or with a claim on the Bank or to whom the Bank has liability or responsibility of any sort related to this Section 11.3) relating to, resulting from or arising out of (a) the use of the Improvements for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (b) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (c) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements,
(d) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof, (e) a violation of any applicable Environmental Law,
(f) non-compliance with any Environmental Permit or (g) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement. Such costs or other liabilities incurred by the Bank or other entity described in this Section 11.3 shall be deemed to include, without limitation, any sums which the Bank deems it necessary or desirable to expend to protect its security interests and liens.

          11.4  NO LIMITATION.   The liability of Borrower under this
Article 11 shall in no way be limited, abridged, impaired or otherwise affected by (a) any amendment or modification of this Agreement or any other document relating to the Obligations by or for the benefit of Borrower or any subsequent owner of the Improvements except for an amendment or modification which expressly refers to this Article 11, (b) any extensions of time for payment or performance required by this Agreement or any other document relating to the Obligations, (c) the release of Borrower, any guarantor or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other document relating to the Obligations by operation of law, Bank's voluntary act or otherwise, (d) the invalidity or unenforceability of any of the terms of provisions of this Agreement or any other document relating to the Obligations, (e) any exculpatory provision contained in this Agreement or any other document relating to the Obligations limiting Bank's recourse to property encumbered by any mortgage or to any other security or limiting Bank's rights to a deficiency judgment against Borrower, (f) any applicable statute of limitations, (g) any investigation or inquiry conducted by or on the behalf of Bank or any information which Bank may have or obtain with respect to the environmental or ecological condition of the Improvements,
(h) the sale, assignment or foreclosure of any interest in collateral for the Obligations, (i) the sale, transfer or conveyance of all or part of the Improvements, (j) the dissolution and liquidation of Borrower, (k) the death or legal incapacity of any individual, (l) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (m) any other circumstances which might otherwise constitute a legal or equitable release or discharge of Borrower, in whole or in part.

          11.5  SURVIVAL.   Notwithstanding anything to the contrary
contained herein, the Borrower's liability and obligations under Section
11.4 shall survive the discharge, satisfaction or assignment of this Agreement by the Bank and the payment in full of all of the Obligations.

          11.6  INVESTIGATIONS.   If the Borrower defaults on any of its
Obligations pursuant to this Agreement or any other loan document, the Bank or its designee shall have the right, upon reasonable notice to the Borrower, to enter upon the Improvements and conduct such tests, investigation and sampling, including but not limited to installation of monitoring wells, as shall be reasonably necessary for the Bank to determine whether any disposal of Hazardous Substances has occurred on, at or near the Improvements. The costs of all such tests, investigations and samplings shall be considered as additional indebtedness secured by all collateral for the Obligations and shall become immediately due and payable without notice and with interest thereon at highest rate then borne by any of the Obligations.

          11.7  NO WARRANTY REGARDING INFORMATION.   The Borrower agrees
that the Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Bank has no duty to warn the Borrower or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.


ARTICLE 12 - DEFAULTS
---------------------
          12.1  DEFAULTS.   The following events (hereinafter called "Events
of Default") shall constitute defaults under this Agreement. Such Events of Default shall be without prejudice to the Bank's rights to demand payment in full of Obligations payable on demand, as specified in this Agreement or the notes relating to such Obligations, at any time.

          a.   NONPAYMENT.   Failure of the Borrower to make any payment of
any type under the terms of this Agreement, any of the notes related hereto, or of any of the agreements contemplated hereunder, within ten (10) days after the same becomes due and payable.

          b.   PERFORMANCE.   Failure of the Borrower or any Guarantor to
observe or perform any other condition, covenant or term of this Agreement and all related agreements and documents; provided, however, except with respect to Sections 8.1 and 8.4 and Article 10, if such failure is susceptible to cure an Event of Default shall not occur unless such failure is not cured within thirty (30) days after the Bank gives the Borrower or the Guarantor respectively notice of same.

          c.   OTHER OBLIGATIONS.   Failure of the Borrower or any
Guarantor to observe or perform any other condition, covenant, or term of any other agreement with the Bank after any applicable cure or grace period related thereto, or default by the Borrower or any Guarantor under any agreement involving Debt or any other material agreement with any third person or entity.

          d.   REPRESENTATIONS.   (i) failure of any representation or
warranty made by the Borrower or any Guarantor in connection with the execution of this Agreement, or any certificate of officers pursuant thereto, to be truthful, accurate or correct in all material respects, or
(ii) after fifteen (15) days notice and failure to cure, failure of any representation or warranty made by the Borrower or any Guarantor in connection with the performance of this Agreement after the closing date, or any certificate of officers pursuant thereto to be truthful, accurate or correct in all material respects.

          e.    FINANCIAL DIFFICULTIES.   Financial difficulties of the
Borrower or any Guarantor as evidenced by:

               (i) any admission in writing of inability to pay debts as they become due; or
               (ii) the filing of a voluntary or involuntary petition in bankruptcy, or under any chapters of the Bankruptcy Code, or under any federal or state statute providing for the relief of debtors; or

               (iii)   making an assignment for the benefit of creditors;
          or

               (iv) consenting to the appointment of a trustee or receiver for all or a major part of any of its property; or

               (v) the entry of a court order appointing a receiver or a trustee for all or a major part of its property; or

               (vi) the occurrence of any event, action, or transaction that could give rise to a lien or encumbrance on the assets of the Borrower as a result of application of relevant provisions of ERISA.

          f.   MATERIAL CHANGE.   After ten (10) days notice to the
Borrower, any condition by reason of which the Bank reasonably believes the Borrower's ability to timely repay any

Obligations to the Bank is impaired,
including without limitation by reason of material or reasonably projected material change in Borrower's business or operations, or in any factor affecting Borrower's business or operations, or regarding any other obligation or agreement of Borrower, or in the financial condition of Borrower or its Eligible Subsidiaries taken as a whole, or in the collateral for the Borrower's Obligations.

          12.2  REMEDIES.   If any one or more Events of Default listed in
Section 12.1 (e)(i)-(v) occur, (a) any further commitments or obligations of the Bank shall be deemed to be automatically and without need for further action terminated, and (b) all Obligations of the Borrower to the Bank, automatically and without need for further action, shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. If any one or more Events of Default other than those listed in Section 12.1 (e)(i)-
(v) occur, the Bank may, at its option, take either or both of the following actions at the same or different times: (a) terminate any further commitments or obligations of the Bank, and (b) declare all Obligations of the Borrower to the Bank, automatically and without need for further action, to be forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

          In case any such Events of Default shall occur, the Bank shall be entitled to recover judgment against the Borrower for all Obligations of the Borrower to the Bank either before, or after, or during the pendency of any proceedings for the enforcement, of any security interests, mortgages, pledges, or guarantees and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations due, the Bank shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on such Obligations. The Bank shall be entitled to exercise any other legal or equitable right which it may have, and may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other agreements held by the Bank.

     After any Event of Default, the Bank may require the Borrower to deliver cash collateral to the Bank, together with agreements related thereto satisfactory to the Bank in its sole discretion, in an amount equal to the aggregate undrawn outstanding amount of all letters of credit issued pursuant to Section 2.8 of this Agreement.


ARTICLE 13 - MISCELLANEOUS
--------------------------
          13.1  WAIVER.   No delay or failure of the Bank to exercise any
right, remedy, power or privilege hereunder shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power or privilege shall preclude other or further exercise thereof by the Bank. All rights, remedies, powers, and privileges herein conferred upon the Bank shall be deemed cumulative and not exclusive of any others available.

          13.2  SURVIVAL OF REPRESENTATIONS.   All representations and
warranties contained herein shall survive the execution and delivery of this Agreement and the execution and delivery of other agreements hereunder.

          13.3  ADDITIONAL SECURITY/SETOFF.   The Bank shall have a security
interest in and right of setoff with respect to all deposits or other sums credited by or due from the Bank to the Borrower and any Guarantor, and a security interest in all securities or other property of the Borrower and any Guarantor in the Bank's possession for safekeeping or otherwise with the exception of trust funds or trust accounts held for the benefit of third parties. The Bank's security interest shall secure payment of the Obligations. In the event of any Event of Default under this Agreement, regardless of the adequacy of collateral, without any demand or notice, except as required by applicable law, the Bank may apply or setoff such deposits or other sums and may sell or dispose of any or all of such securities or other property and may exercise any and all rights it may have under the New York Uniform Commercial Code, as in effect from time to time. The rights of the Bank under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. The Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

        13.4  NOTICES.   Any notice or demand upon any party hereto shall
be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or two Business Days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:


          If to Bank:    Fleet Bank
                         One East Avenue
                         Rochester, New York 14638
                         Attention: Corporate Banking Department
                                    Jeffery S. Holmes


          If to Borrower: Detection Systems, Inc.
                          130 Perinton Parkway
                          Fairport, New York 14450
                          Attention: President

Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent.

          13.5  ENTIRE AGREEMENT.   This Agreement and the documents
referred to herein embody the entire agreement and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto. This Agreement embodies all commitments to lend between the Bank and the Borrower and supersedes any prior commitments.

          13.6  PARTIES IN INTEREST.   All the terms and provisions of this
Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of notes executed hereunder. Upon any transfer of any Obligation or any interest therein the Bank may deliver or otherwise transfer or assign to the holder any collateral or guarantees for the Obligation, which holder shall thereupon have all the rights of the Bank.

          13.7  BUSINESS DAYS.   Whenever any payment is due, or obligation
is to be performed hereunder on a day not a Business Day, such payment may be made or obligation performed on the next succeeding Business Day. Such extension of time shall, in such case, be included in the computation of any interest or fees.

          13.8  ORAL AND TELECOPY REQUESTS.   As a convenience to the
Borrower, Borrower hereby authorizes the Bank to rely upon requests made by the Borrower or its employees in writing or by telecopy, and to treat such requests as if they were made in a writing delivered to the Bank. Any advance of funds made by the Bank pursuant to any such request shall be deemed to be authorized by the Borrower unless immediately repaid in full.

          13.9  SEVERABILITY.   In the event that any one or more of the
provisions contained in this Agreement or any other agreement, document, or guarantee related hereto shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreement, document, or guarantee.

          13.10  GOVERNING LAW.   This Agreement and the notes and agreements
hereunder, together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York.

          13.11  PARTICIPATIONS.   The Bank shall have the right to sell
or purchase participations in the Obligations without giving prior notice to the Borrower, so long as the Bank retains servicing responsibility with respect to this Agreement and the transactions contemplated hereby.

          13.12  REPLACEMENT OF PRIOR AGREEMENTS.   This Agreement supersedes
and replaces the Credit Agreement dated December 31, 1991 between the Bank and Detection, as the same was amended, and the credit facilities related thereto.

          13.13 JURISDICTION/TRIAL BY JURY. Borrower consents to jurisdiction and service of process, which may be effected by certified mail, in the courts of the State of New York and in the courts of the United States having jurisdiction thereof.

          BORROWER WAIVES TRIAL BY JURY OF ANY CLAIMS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, THE OBLIGATIONS, AND ALL DOCUMENTS, AGREEMENTS, AND MATTERS RELATED HERETO TO THE FULLEST EXTENT ALLOWED BY LAW.

          13.14 TIME OF PAYMENTS.   In the event that any payment is due from
the Borrower under this Agreement or any note, instrument, agreement, or document related hereto, such payment shall be made in immediately available funds to the Bank at or before 2:00 p.m. on the Business Day on which such payment is due. Payments made after such time shall continue to bear interest until the next succeeding Business Day at the rates otherwise provided in this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              FLEET BANK


                              By:  /s/ Jeffrey S. Holmes
                                   ------------------------------
                              Title: Vice President
                                     ----------------------------



                              DETECTION SYSTEMS, INC.

                              By:   /s/ Frank Ryan
                                 --------------------------------

                              Title: Treasurer
                                    ______________________________



                              RADIONICS, INC.


                              By: /s/ Frank Ryan
                                  ______________________________

                              Title:  Treasurer
                                    ______________________________

                        INDEX TO SCHEDULES*

SCHEDULE 5.1   -    Liens and Encumbrances

SCHEDULE 6.1   -    Affiliates and Subsidiaries

SCHEDULE 6.4 -      Litigation

SCHEDULE 9.1   -    Obligations

SCHEDULE 11.1 -     Environmental Matters

  * Copies of schedules will be provided upon request.



                         INDEX TO EXHIBITS


EXHIBIT A      -    Revolving Line Note

EXHIBIT B      -    Mortgage Loan Note

EXHIBIT C      -    Term Loan Note

                             EXHIBIT A

             AMENDED AND RESTATED REVOLVING LINE NOTE

$17,000,000                                              June 24, 1997

          Unless otherwise expressly provided herein, all capitalized terms in this Amended and Restated Revolving Line Note ("Revolving Line Note") shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of June 24, 1997, between the undersigned ("Borrower") and Fleet Bank ("Bank"), as the same has been and may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Revolving Line Note amends, replaces, and restates in its entirety the Revolving Line Note dated as of May 31, 1996, as amended and restated by the Amended and Restated Revolving Line Note dated February 18, 1997 given by the Borrower in favor of the Bank.


          FOR VALUE RECEIVED, the Borrower, jointly and severally, hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Seventeen Million Dollars ($17,000,000), or if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower. Bank shall maintain a record of amounts of principal and interest payable by Borrower from time to time, and the records of Bank maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. In addition, Bank may mail or deliver periodic statements to Borrower indicating the date and amount of each advance hereunder (but any failure to do so shall not relieve Borrower of the obligation to repay any advance). Unless Borrower questions the accuracy of an entry on any periodic statement within fifteen business days after such mailing or delivery by Bank, Borrower shall be deemed to have accepted and be obligated by the terms of each such periodic statement as accurately representing the advances hereunder. In the event of transfer of this Revolving Line Note, or if the Bank shall otherwise deem it appropriate, Borrower hereby authorizes Bank to endorse on this Revolving Line Note the amount of advances and payments to reflect the principal balance outstanding from time to time. Bank is hereby authorized to honor borrowing and other requests received from purported representatives of Borrower orally, by telecopy, in writing, or otherwise. Oral requests shall be conclusively presumed to have been made by an authorized person and Bank's crediting of Borrower's account with the amount requested shall conclusively establish Borrower's obligation to repay the amount advanced.

     INTEREST. All outstanding amounts under this Revolving Line Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Revolving Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          The Borrower, however, at least three business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Revolving Line Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days. Interest shall continue to accrue after maturity, including after acceleration and judgment, at the rate required by this Revolving Line Note until this Revolving Line Note is paid in full. The rate of interest on this Revolving Line Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

     PAYMENTS. Payments of all accrued interest under this Revolving Line Note shall be due and payable on the first day of each month.

          All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Borrower, Borrower authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Borrower of the obligation to assure that payments are made when due.

          LATE CHARGE. This Revolving Line Note is subject to the late charges provided in the Credit Agreement.

     MAXIMUM RATE. At no time shall Borrower be obligated or required to pay interest under this Revolving Line Note at a rate which exceeds the maximum rate permitted by applicable law or regulation. If by the terms of this Revolving Line Note Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Revolving Line Note shall be deemed to be immediately reduced to such maximum rate and each payment of interest that exceeds such maximum rate shall be deemed a voluntary prepayment of principal.

          PREPAYMENT. This Revolving Line Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

     HOLIDAYS. If this Revolving Line Note or any payment hereunder becomes due on a day not a Business Day, the due date of this Revolving Line Note or payment shall be extended to the next succeeding Business Day, but any interest or fees shall be calculated based upon the actual time of payment.

          EVENTS OF DEFAULT. At Bank's option, this Revolving Line Note shall become immediately due and payable in full, without further presentment, protest, notice, or demand, upon the happening of any Event of Default.

          MODIFICATION OF TERMS. The terms of this Revolving Line Note cannot be changed, nor may this Revolving Line Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Revolving Line Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Revolving Line Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     COLLECTION COSTS. Borrower on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Revolving Line Note.

     MISCELLANEOUS. To the fullest extent permissible by law, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Line Note. Borrower consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Borrower's obligations under this Revolving Line Note which shall be unconditional.

     LAWS. Borrower agrees that this Revolving Line Note shall be governed by the laws of the State of New York.


                              DETECTION SYSTEMS, INC.


                              By:/s/ Frank Ryan
                                 ____________________________

                              Title: Treasurer
                                     __________________________



                              RADIONICS, INC.


                              By: /s/ Frank Ryan
                                  ____________________________

                              Title: Treasurer
                                     __________________________

                             EXHIBIT B

              AMENDED AND RESTATED MORTGAGE LOAN NOTE


$3,400,000                                    June 24, 1997


          Unless otherwise expressly provided herein, all capitalized terms in this Mortgage Loan Note shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of June 24, 1997 between the undersigned ("Detection"), Radionics, Inc. and Fleet Bank ("Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Amended and Restated Mortgage Loan Note evidences the same obligations as evidenced by, and amends and restates in its entirety, the Term Loan Note dated May 31, 1996 in the original principal amount of $3,400,000 given by the Borrower to the Bank.

          FOR VALUE RECEIVED, Detection hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Three Million Four Hundred Thousand Dollars ($3,400,000).

     INTEREST. Outstanding principal amounts under this Mortgage Loan Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Mortgage Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Mortgage Loan Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Interest shall continue to accrue after maturity at the rate required by this Mortgage Loan Note until this Mortgage Loan Note is paid in full. The rate of interest on this Mortgage Loan Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

          PAYMENTS.  Payments of all accrued interest under this Mortgage
Loan Note shall be due and payable on the first day of each month.    In
addition, commencing on December 1, 1997, principal payments of $20,987.65 each shall be due and payable on the first day of each month.

     All Obligations under and related to this Mortgage Loan Note shall be due and payable in full on May 31, 2006.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Detection, Detection authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Detection of the obligation to assure that payments are made when due.

     LATE CHARGE. This Mortgage Loan Note is subject to the late charges provided in the Credit Agreement.

          MAXIMUM RATE. At no time shall Detection be obligated or required to pay interest under this Mortgage Loan Note at a rate which exceeds the maximum rate permitted by applicable law or regulation. If by the terms of this Mortgage Loan Note Detection is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Mortgage Loan Note shall be deemed to be immediately reduced to such maximum rate and each payment of interest that exceeds such maximum rate shall be deemed a voluntary prepayment of principal.

     PREPAYMENT. This Mortgage Loan Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

          HOLIDAYS. If this Mortgage Loan Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Mortgage Loan Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment.

      EVENTS OF DEFAULT. At Bank's option, this Mortgage Loan Note shall become immediately due and payable in full upon the happening of any Event of Default.

          MODIFICATION OF TERMS. The terms of this Mortgage Loan Note cannot be changed, nor may this Mortgage Loan Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Mortgage Loan Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Mortgage Loan Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     COLLECTION COSTS. Detection on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Mortgage Loan Note.

          MISCELLANEOUS. To the fullest extent permissible by law, Detection waives presentment, demand for payment, protest, notice of non-payment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Mortgage Loan Note. Detection consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Detection's obligations under this Mortgage Loan
Note which shall be unconditional.

     LAWS. Detection agrees that this Mortgage Loan Note shall be governed by the laws of the State of New York.


                              DETECTION SYSTEMS, INC.


                              By: Frank Ryan
                                  ____________________________

                              Title:  Treasurer
                                    __________________________

                             EXHIBIT C

                AMENDED AND RESTATED TERM LOAN NOTE


$14,350,000                                   June 24, 1997


          Unless otherwise expressly provided herein, all capitalized terms in this Term Loan Note shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of June 24, 1997 between the undersigned ("Detection"), Radionics, Inc. and Fleet Bank ("Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Amended and Restated Term Loan Note evidences the same obligations as evidenced by, and amends and restates in its entirety, the Term Loan Note dated May 31, 1996 in the original principal amount of $14,350,000 given by the Borrower to the Bank.

          FOR VALUE RECEIVED, Detection hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000).

     INTEREST. Outstanding principal amounts under this Term Loan Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Term Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Term Loan Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Interest shall continue to accrue after maturity at the rate required by this Term Loan Note until this Term Loan Note is paid in full. The rate of interest on this Term Loan Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

          PAYMENTS.  Payments of all accrued interest under this Term Loan
Note shall be due and payable on the first day of each month.    In
addition, commencing on December 1,

1997, principal payments of $217,424.24 each shall be due and payable on the first day of each month.

     All Obligations under and related to this Term Loan Note shall be due and payable in full on May 31, 2003.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Detection, Detection authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Detection of the obligation to assure that payments are made when due.

     LATE CHARGE. This Term Loan Note is subject to the late charges provided in the Credit Agreement.

          MAXIMUM RATE. At no time shall Detection be obligated or required to pay interest under this Term Loan Note at a rate which exceeds the maximum rate permitted by applicable law or regulation. If by the terms of this Term Loan Note Detection is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Term Loan Note shall be deemed to be immediately reduced to such maximum rate and each payment of interest that exceeds such maximum rate shall be deemed a voluntary prepayment of principal.

     PREPAYMENT. This Term Loan Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

          HOLIDAYS. If this Term Loan Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Term Loan Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment.

      EVENTS OF DEFAULT. At Bank's option, this Term Loan Note shall become immediately due and payable in full upon the happening of any Event of Default.

          MODIFICATION OF TERMS. The terms of this Term Loan Note cannot be changed, nor may this Term Loan Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Term Loan Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Term Loan Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     COLLECTION COSTS. Detection on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Term Loan Note.

          MISCELLANEOUS. To the fullest extent permissible by law, Detection waives presentment, demand for payment, protest, notice of non-payment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Term Loan Note. Detection consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Detection's obligations under this Term Loan Note which shall be unconditional.

     LAWS. Detection agrees that this Term Loan Note shall be governed by the laws of the State of New York.


                              DETECTION SYSTEMS, INC.


                              By: /s/ Frank Ryan
                                  ____________________________

                              Title: Treasurer
                                     __________________________